Exhibit 10.1

SEPARATION AGREEMENT
This SEPARATION AGREEMENT (this “Agreement”) is by and between Compass Minerals International, Inc. (the “Company”), by and on behalf of itself and the Company Affiliates (as defined herein), and Fran Malecha (“Executive”) (collectively the “parties”). This SEPARATION AGREEMENT shall become effective as of the date Executive signs it, except as otherwise provided herein.
WHEREAS, Executive is currently employed by the Company as President and Chief Executive Officer pursuant to an Amended and Restated Employment Agreement dated August 3, 2017 (the “Employment Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Employment Agreement);
WHEREAS, the parties agree Executive will no longer serve as President and Chief Executive Officer as of November 19, 2018;
WHEREAS, the parties agree that from November 19, 2018 through the Executive’s last day of active employment with the Company on December 31, 2018 (the “Separation Date”), the Executive will serve as an advisor to the Company on an as needed basis as reasonably requested by the Company;
WHEREAS, the Employment Agreement and Executive’s employment thereunder shall be terminated pursuant to Section 10(b) of the Employment Agreement on the Separation Date and Executive shall be entitled to receive the payments and benefits contemplated thereby without modification;
NOW, THEREFORE, in consideration of the promises, agreements, and releases in this Agreement, the adequacy and sufficiency of which the parties hereby expressly acknowledge, the parties agree as follows:
1.    The Company agrees:
a.    Executive shall receive the following through the Separation Date: Executive’s Base Salary, Executive’s benefits earned (including those under all qualified and nonqualified compensation and benefit plans and programs in which Executive currently participates), and reimbursement of Executive’s business expenses properly incurred. In addition, Executive shall be eligible to participate in all benefit and other plans through the Separation Date.
b.    Provided Executive executes and does not revoke this Agreement and executes and does not revoke a Company-approved Final Release and Waiver of Claims in substantially the form attached hereto as Exhibit A (the “Post-Termination Release”) on or following the Separation Date, in accordance with its terms, Executive shall be eligible to receive the severance payments and benefits pursuant to Section 10(b) of the Employment Agreement (the “Severance Payments and Benefits”), in accordance with the terms and conditions of the Employment Agreement, which Severance Payments and Benefits, for the avoidance of doubt, shall consist of:
(i)    The Company and/or one of the Company Affiliates will on the first payroll payment date of the Company following the effective date of the Post-Termination Release provide Executive with a lump sum payment in the amount of $1,200,465 (less applicable deductions and withholdings), which amount represents eighteen (18) months of Executive’s Base Salary as of the Separation Date.
(ii)    The Company and/or one of the Company Affiliates will on the first payroll payment date of the Company following the effective date of the Post-Termination Release provide

Executive with a lump sum payment in the amount of $880,341 (less applicable deductions and withholdings), which amount represents Executive’s performance-based incentive compensation at target level for 2018.
(iii)    The Company and/or one of the Company Affiliates will on the first payroll payment date of the Company following the effective date of the Post-Termination Release provide Executive with a lump sum payment in the amount of $31,500 (less applicable deductions and withholdings) in lieu of the 401(k) plan Company match with respect to 2018, which is in excess of the IRS maximum contribution limits for the 401(k) plan and would have been paid into the Executive’s Restoration Plan account.
(iv)    The Company and/or one of the Company Affiliates will reimburse Executive for up to 18 months of any premium payments Executive makes for any COBRA coverage Executive elects after the Separation Date, if any.
(v)    Executive’s unvested Restricted Stock Units (according to the Company’s records, 22,358 Units) and unvested Stock Options (according to the Company’s records, 131,441 Options) will vest on the Separation Date.
(vi)    Regarding Executive’s unvested Performance Based Units (according to the Company’s records, 42,407 Units), the Company will allow Executive to continue to earn/vest into those Units according to the Performance Based Restricted Stock Unit Award Agreement (including the provisions regarding payment after a Change of Control of the Company) as if Executive’s employment continued through the date of earning/vesting of any such Unit.
2.    Executive agrees:
a.    In connection with the termination of Executive’s employment as President and Chief Executive Officer, Executive will resign all of Executive’s director and officer positions with the Company and all of the Company Affiliates, effective on the Separation Date.
b.    Executive releases and waives, to the maximum extent permitted by law, and without exception, any and all known, unknown, suspected, or unsuspected claims, demands, or causes of action (collectively, “claims”) that, as of the date Executive signs this Agreement, Executive has or could have against the Company, as well as its past, present and future parents, subsidiaries, affiliates and all other related entities; its and their predecessors, successors and assigns; the past, present and future officers, directors, shareholders, trustees, members, employees, attorneys and agents of any of the previously listed entities; any benefits plan maintained by any of the previously listed entities at any time; and the past, present and future sponsors, insurers, trustees, fiduciaries and administrators of such benefit plans (collectively, “Company Affiliates”). The claims Executive releases and waives include but are not limited to:
(1)    claims related to Executive’s employment and the conclusion of Executive’s employment with the Company or the Company Affiliates.
(2)    claims under any federal, state, or local constitution, statute, regulation, ordinance, or other legislative or administrative enactment (as amended), including but not limited to:

•
The Age Discrimination in Employment Act, The Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981–1988, the Civil Rights Act of 1991, the Equal Pay Act, the Pregnancy Discrimination Act, the Americans with Disabilities Act, the Rehabilitation Act, and the Genetic Information Nondiscrimination Act.

•	the Employee Retirement Income Security Act (except for any vested benefits under any tax qualified benefit plan).

•	the Family and Medical Leave Act.

•	the Fair Labor Standards Act.

•	the Sarbanes-Oxley Act.

•	the Occupational Safety and Health Act.

•	the Immigration Reform and Control Act.

•	the Worker Adjustment and Retraining Notification Act.

•	the Fair Credit Reporting Act.

•	the Consolidated Omnibus Budget Reconciliation Act (COBRA).

•	the National Labor Relations Act.

•	the Kansas Act Against Discrimination.

•	the Kansas Age Discrimination in Employment Act.
•the Kansas Service Letter Statute.

•	the Kansas Workers’ Compensation Act.

•	Kansas state wage payment and work hour laws.

(3)    claims for, based on, or related to discrimination, harassment, or retaliation; retaliation for exercising any right or participating or engaging in any protected activity; fraud or misrepresentation; violation of any public policy; workers’ compensation; the payment of compensation, benefits, sick leave, paid time off, or vacation; any bonus, health, stock option, retirement, or benefit plan; tort; contract; and common law.
(4)    claims to recover costs, fees, or other expenses, including attorneys’ fees, incurred in any matter.
Note 1: Executive is not releasing any claims that Executive cannot release or waive by law, including but not limited to the right to file a charge with, or participate in an investigation conducted by, any appropriate federal, state or local government agency. Further, nothing in this Agreement should be construed to prohibit Executive from such filings or participation. Executive is, however, releasing and waiving Executive’s right, and the right of anyone claiming on Executive’s behalf, to any monetary recovery should any government agency (such as the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), Occupational Safety and Health Administration (“OSHA”), Securities and Exchange Commission (“SEC”) or Department of Labor (“DOL”)) pursue any claims on Executive’s behalf. Notwithstanding this Note 1, nothing contained in this Agreement shall impede Executive’s ability to report possible federal securities violations to the SEC and other governmental agencies (i) without the Company’s approval and (ii) without having to forfeit or forego any resulting whistleblower awards.

Note 2: Executive warrants and represents that (1) Executive has been paid all compensation due and owing through the date Executive signs this Agreement, including minimum wage, overtime, commissions, and bonuses; (2) Executive has not suffered any workplace injury or illness; (3) Executive is not aware of any illegal or fraudulent conduct by or on behalf of the Company or any of the Company Affiliates; (4) Executive has not been denied any requested time off or leave of absence or experienced any retaliation for requesting time off or a leave of absence; and (5) Executive is not aware of any facts that would substantiate a claim that the Company, or any of the Company Affiliates, has violated Executive’s rights or the rights of any other employee in any way or with regard to any law, including but not limited to the claims Executive released and waived in this Agreement.

Note 3: Nothing in this Section 2(b) is intended to limit or restrict (1) Executive’s right to challenge the validity of this Agreement as to claims and rights asserted under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, or (2) Executive’s right to enforce this Agreement.
c.    Executive shall reasonably cooperate with the Company and the Company Affiliates in any ongoing or future investigation or litigation as requested by the Company. The Company shall reimburse Executive for reasonable and necessary expenses associated with Executive’s cooperation. This requirement does not limit Executive’s right to file a charge with, or participate in, an investigation conducted by any appropriate federal, state or local government agency (such as the EEOC, NLRB, SEC, DOL or OSHA), nor does it require Executive to provide anything other than truthful information in good faith to the best of Executive’s ability.
d.    Executive agrees that Executive will not, on Executive’s own behalf or on behalf of any other person, file or initiate any civil complaint or suit against the Company or the Company Affiliates in any forum for any claims waived or released by this Agreement. If Executive violates this provision by filing such complaint or civil suit, and such filing is found to be a violation, Company shall be entitled to recover and Executive shall be liable for Company’s reasonable attorneys’ fees, expenses and costs of defending such litigation.
e.    The Company hereby advises Executive to consult with independent legal counsel regarding the tax treatment of any payments or benefits under this Agreement. In addition, neither the Company nor its directors, officers, employees, or advisors has made any representations or warranties to Executive regarding the tax treatment of any payments or benefits under this Agreement, and none of them shall be liable for any taxes, interest, penalties, or other amounts owed by Executive; provided, however, that Section 11 of the Employment Agreement shall continue to apply to all compensation payable under this Agreement. Finally, any consideration provided under this Agreement shall be subject to any and all applicable deductions and withholdings and shall be reported by the Company on a form W-2 or 1099, as appropriate.
f.    Executive agrees that Executive remains bound by (i) that certain Confidentiality Agreement dated April 17, 2013 by and between Executive and the Company (the “Confidentiality Agreement”), (ii) that certain Restrictive Covenant Agreement dated August 3, 2017 by and between Executive and the Company (the “Restrictive Covenant Agreement”), including the two-year post-termination non-competition and non-solicitation covenants contained therein, and (iii) any other confidentiality, non-competition or non-solicitation agreements Executive signed during Executive’s employment with the Company (collectively, the “Restrictive Covenants”). Pursuant to the terms of the Employment Agreement, Executive’s eligibility for the Severance Payments and Benefits is contingent on Executive’s compliance with the Confidentiality Agreement and the Restrictive Covenant Agreement. Accordingly, Executive agrees that, following the date of any breach by Executive of any of the Restrictive Covenants, Executive will not be entitled to receive any Severance Payments and Benefits and Executive shall be required to repay to the Company the full value of any Severance Payments and Benefits previously provided to Executive. For the avoidance of doubt, Executive acknowledges and agrees that any direct or indirect interaction with any party contemplating a potential acquisition of the Company shall constitute a breach of the Restrictive Covenants.
g.    Executive shall through the Separation Date and thereafter provide reasonable cooperation to the Company at the Company’s expense in winding up Executive’s work for the Company and transfer that work to individuals as designated by the Company.
h.    Executive will not disparage in any way or make negative comments of any sort about the Company or any of the Company Affiliates, their employees, customers, and/or their vendors, whether orally or in writing and whether to a third party or to an employee of the Company and/or the Company Affiliates. Similarly, the Company will instruct its senior officers and members of the Board of Directors of the Company not to disparage in any way or make negative comments of any sort about Executive or Executive’s employment with the Company, whether orally or in writing and whether to a third party or to an employee of the Company and/or the Company Affiliates. This prohibition does not limit Executive’s right to file a charge with, or participate in, an investigation conducted by any appropriate federal, state or local government agency (such as the EEOC, NLRB, SEC, DOL or OSHA), nor does it require Executive to provide anything other than truthful information in good faith to the best of Executive’s ability. Similarly, this prohibition does not prohibit the Company or any of the Company Affiliates or any senior officer or member of the Board of Directors of the Company or any of the Company Affiliates from providing truthful testimony or otherwise disclosing information as required by law.
i.    Executive will return to the Company on or before the Separation Date any business records or documents relating to any activity of the Company and/or any of the Company Affiliates, including but not limited to files, records, documents, plans, drawings, specifications, equipment, software, pictures, and videotapes, whether prepared by Executive or not.

j.    Executive agrees that Executive is receiving under this Agreement the severance payments and benefits to which Executive is entitled pursuant to the Employment Agreement and that Executive is not entitled under any other agreement with the Company to receive any other consideration in connection with the termination of Executive’s employment on the Separation Date.

k.    Executive acknowledges and agrees that the Company has adopted a Compensation Clawback Policy and that Executive shall take all action necessary or appropriate to comply with such policy, or any successor policy thereto (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy with respect to past, present and future compensation, as appropriate).

l.    Regarding the Age Discrimination in Employment Act waiver referenced in Section 2(b), Executive agrees:
(i)    Executive received the Agreement containing that waiver on November 16, 2018.
(ii)     Executive has 21 calendar days after the date Executive received the Agreement containing that waiver to execute it (although though Executive may execute it sooner if Executive wish).

(iii)     Executive has been advised/is hereby advised to consult with independent legal counsel before signing the Agreement containing that waiver.
(iv)     Executive may revoke the Age Discrimination in Employment Act waiver within 7 calendar days after Executive signs the Agreement containing it by returning written revocation in that time to the Company (Diana C. Toman, SVP, General Counsel and Corporate Secretary) via certified mail, in the event of which the rest of this Agreement shall remain valid and enforceable, except as otherwise provided herein.
(v)     The Age Discrimination in Employment Act waiver is effective and enforceable on the 8th calendar day following the date Executive signs the Agreement, provided Executive does not earlier revoke the waiver as provided in this paragraph.
Note:    If Executive revokes the Age Discrimination in Employment Act waiver, then Executive will not be eligible to receive Executive’s 2018 performance based incentive compensation, unless Executive executes and does not revoke the Post-Termination Release in accordance with its terms on or following the Separation Date.
m.    Executive has read this Agreement, understands its terms, and is signing it voluntarily of Executive’s own free will and upon advice of independent legal counsel (at Executive’s option), without coercion or duress, and with full understanding of its significance and binding effect.
3.    In addition to the foregoing, the parties agree:
a.    Neither the existence of this Agreement nor anything in this Agreement shall constitute an admission of any liability on the part of Executive, the Company, or any of the Company Affiliates, the existence of which liability the parties expressly deny.
b.    Except as provided herein, this Agreement contains the entire agreement between Executive and the Company with respect to the matters contemplated hereby, and no modification or waiver of any provision of this Agreement will be valid unless in writing and signed by Executive and the Company; provided, however, that except as specifically modified by this Agreement, the provisions of the Employment Agreement and Change in Control Severance Agreement shall remain in full force and effect through the Separation Date and/or as otherwise provided in those Agreements after the Separation Date.
c.    This Agreement shall be construed in accordance with the laws of the State of Kansas. Any and all legal proceedings related to this Agreement, other than those to enforce the Confidentiality Agreement or the Restrictive Covenant Agreement, shall be resolved in accordance with the procedure set forth in Section 12 of the Employment Agreement.
d.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same Agreement.
e.    They are not relying on any representation of any other party not contained herein and that, in the event of any dispute concerning this Agreement, the parties shall be considered joint authors and no provision shall be interpreted against any party because of alleged authorship.
f.    This Agreement is binding on and inures to the benefit of the Company’s successors and assigns and Executive’s heirs and assigns, and the Company may assign this Agreement, including,

but not limited to, the prohibitions in Section 2(f) and the separate agreement attached hereto as Exhibit A.

g.    This Agreement shall not be strictly construed by or against either party, it being the parties’ intent that this Agreement shall be interpreted as reasonable and so as to enforce the parties’ intent and to preserve this Agreement’s purpose.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties execute this Agreement on the day and year indicated below.

Date:	November 19, 2018		/s/ Fran Malecha
Fran Malecha

On Behalf of the Company:

Date:	November 19, 2018	By:	/s/ Paul S. Williams
Paul S. Williams
Director, Chair of the Compensation Committee

Exhibit A

FINAL RELEASE AND WAIVER OF CLAIMS
This FINAL RELEASE AND WAIVER OF CLAIMS (the “Agreement”) is by and between Compass Minerals International, Inc. (the “Company”) and Fran Malecha (“You” or “Your”) (collectively, the “Parties”).

WHEREAS, You worked for the Company as President and Chief Executive Officer in Overland Park, Kansas pursuant to the terms of that certain Amended and Restated Employment Agreement dated, August 3, 2017, by and between You and the Company (the “Employment Agreement”); and
WHEREAS, pursuant to the terms of that certain Separation Agreement, dated November 19, 2018, by and between You and the Company, (the “Separation Agreement”), Your employment with the Company terminated on December 31, 2018 (the “Separation Date”).
NOW, THEREFORE, the Parties agree as follows:
1.    Company Consideration. You acknowledge and agree that the severance payments and benefits that you are entitled to receive in connection with the termination of your employment pursuant to Section 10(b) of the Employment Agreement, as set forth in the Separation Agreement, are being provided in exchange for the consideration You are providing under this Agreement and will only be payable to You if you execute this Agreement on or following the Separation Date, and this Agreement becomes effective and You do not revoke it.
2.    Your Consideration and Release. In exchange for the consideration the Company is providing under the Employment Agreement and the Separation Agreement, You agree as follows:
a.    You release and waive, to the maximum extent permitted by law, and without exception, any and all known, unknown, suspected, or unsuspected claims, demands, or causes of action (collectively, “claims”) that as of the Effective Date (as defined below) You have or could have against the Company, as well as its past, present and future parents, subsidiaries, affiliates and all other related entities; its and their predecessors, successors and assigns; the past, present and future officers, directors, shareholders, trustees, members, employees, attorneys and agents of any of the previously listed entities; any benefits plan maintained by any of the previously listed entities at any time; and the past, present and future sponsors, insurers, trustees, fiduciaries and administrators of such benefit plans (collectively, “Affiliates”). The claims You release and waive include but are not limited to:
(1)    claims related to Your employment and the conclusion of Your employment with the Company or its Affiliates.
(2)    claims under any federal, state, or local constitution, statute, regulation, ordinance, or other legislative or administrative enactment (as amended), including but not limited to:

•
The Age Discrimination in Employment Act, The Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981–1988, the Civil Rights Act of 1991, the Equal Pay Act, the Pregnancy Discrimination Act, the Americans with Disabilities Act, the Rehabilitation Act, and the Genetic Information Nondiscrimination Act.

•	the Employee Retirement Income Security Act (except for any vested benefits under any tax qualified benefit plan).

•	the Family and Medical Leave Act.

•	the Fair Labor Standards Act.

•	the Sarbanes-Oxley Act.

•	the Occupational Safety and Health Act.

•	the Immigration Reform and Control Act.

•	the Worker Adjustment and Retraining Notification Act.

•	the Fair Credit Reporting Act.

•	the Consolidated Omnibus Budget Reconciliation Act (COBRA).

•	the National Labor Relations Act.

•	the Kansas Act Against Discrimination.

•	the Kansas Age Discrimination in Employment Act.
•the Kansas Service Letter Statute.

•	the Kansas Workers’ Compensation Act.

•	Kansas state wage payment and work hour laws.

(3)    claims for, based on, or related to discrimination, harassment, or retaliation; retaliation for exercising any right or participating or engaging in any protected activity; fraud or misrepresentation; violation of any public policy; workers’ compensation; the payment of compensation, benefits, sick leave, paid time off, or vacation; any bonus, health, stock option, retirement, or benefit plan; tort; contract; and common law.
(4)    claims to recover costs, fees, or other expenses, including attorneys’ fees, incurred in any matter.
Note 1: You are not releasing any claims that You cannot release or waive by law, including but not limited to the right to file a charge with, or participate in an investigation conducted by, any appropriate federal, state or local government agency. Further, nothing in this Agreement should be construed to prohibit You from such filings or participation. You are, however, releasing and waiving Your right, and the right of anyone claiming on your behalf, to any monetary recovery should any government agency (such as the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), Occupational Safety and Health Administration (“OSHA”), Securities and Exchange Commission (“SEC”) or Department of Labor (“DOL”)) pursue any claims on Your behalf. Notwithstanding this Note 1, nothing contained in this Agreement shall impede Your ability to report possible federal securities violations to the SEC and other governmental agencies (i) without the Company’s approval and (ii) without having to forfeit or forego any resulting whistleblower awards.

Note 2: You warrant and represent that (1) You have been paid all compensation due and owing through the Effective Date, including minimum wage, overtime, commissions, and bonuses; (2) You have not suffered any workplace injury or illness; (3) You are not aware of any illegal or fraudulent conduct by or on behalf of the Company or its Affiliates; (4) You have not been denied any requested time off or leave of absence or experienced any retaliation for requesting time off or a leave of absence; and (5) You are not aware of any facts that would substantiate a claim that the Company, or any of its Affiliates, has violated Your rights or the rights of any other employee in any way or with regard to any law, including but not limited to the claims You released and waived in this Agreement.

Note 3: Nothing in this Section 2 is intended to limit or restrict (1) Your right to challenge the validity of this Agreement as to claims and rights asserted under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, or (2) Your right to enforce this Agreement.

b.    You shall reasonably cooperate with the Company and its Affiliates in any ongoing or future investigation or litigation as requested by the Company. The Company shall reimburse You for reasonable and necessary expenses associated with Your cooperation. This requirement does not limit Your right to file a charge with, or participate in, an investigation conducted by any appropriate federal, state or local government agency (such as the EEOC, NLRB, SEC, DOL or OSHA), nor does it require You to provide anything other than truthful information in good faith to the best of Your ability.
c.    You will not disparage in any way, or make negative comments of any sort, about the Company or its Affiliates, their employees, customers, or vendors, whether orally or in writing, and whether to a third party or to an employee of the Company or its Affiliates. Similarly, the Company will instruct its senior officers and members of the Board of Directors of the Company not to disparage in any way or make negative comments of any sort about You or Your employment with the Company, whether orally or in writing and whether to a third party or to an employee of the Company and/or its Affiliates. This prohibition does not limit Your right to file a charge with, or participate in, an investigation conducted by any appropriate federal, state or local government agency (such as the EEOC, NLRB, SEC, DOL or OSHA), nor does it require You to provide anything other than truthful information in good faith to the best of Your ability. Similarly, this prohibition does not prohibit the Company or any of the Company Affiliates or any senior officer or member of the Board of Directors of the Company or any of the Company Affiliates from providing truthful testimony or otherwise disclosing information as required by law.
d.    You agree that you will not, on Your own behalf or on behalf of any other person, file or initiate any civil complaint or suit against the Company or its Affiliates in any forum for any claims waived or released by this Agreement. If You violate this provision by filing such complaint or civil suit, and such filing is found to be a violation, Company shall be entitled to recover and You shall be liable for Company’s reasonable attorneys’ fees, expenses and costs of defending such litigation.
3.    Business Records and Your Continuing Obligations. You represent that You have returned to the Company any and all property belonging to the Company, including but not limited to business records and documents relating to any activity of the Company or its Affiliates, files, records, documents, plans, drawings, specifications, equipment, software, pictures, and videotapes, whether prepared by You or not and whether in written or electronic form.
4.    Confidentiality and Restrictive Covenant Agreements.
a.    You understand that You remain bound by (i) that certain Confidentiality Agreement dated April 17, 2013 by and between You and the Company (the “Confidentiality Agreement”), (ii) that certain Restrictive Covenant Agreement dated August 3, 2017 by and between You and the Company (the “Restrictive Covenant Agreement”), including the two-year post-termination non-competition and non-solicitation covenants contained therein, and (iii) any other confidentiality, non-competition or non-solicitation agreements You signed during Your employment with the Company. You acknowledge and agree that Your eligibility for the severance payments and benefits under the Employment Agreement is contingent on Your compliance with the Confidentiality Agreement and the Restrictive Covenant Agreement.
b.    You further understand and agree that the circumstances and/or discussions leading to the Separation Agreement and this Agreement are confidential and that you will not disclose such circumstances and discussions to any third-party, other than to Your immediate family members, attorneys, or accountants (provided that any such party to whom you disclose such information makes a promise, for the benefit of the Company, to keep such information confidential). Nothing in this Agreement shall preclude You from disclosing such information to any governmental taxing authorities or as otherwise required by law.
Note: Notwithstanding any other provision of this Agreement, or any other agreement, You will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If You file a lawsuit for retaliation by the Company for reporting a suspected violation of law, You may disclose the Company’s trade secrets to Your attorney and use the trade secret information in a court proceeding so long as You (1) file any document containing the trade secret under seal and (2) do not disclose the trade secret, except pursuant to court order.
5.    Your Further Agreements and Acknowledgements. You further agree or acknowledge:
a.    You have carefully read and fully understand all of the provisions of this Agreement, which is written in a manner you clearly understand.

b.    You are entering into this Agreement knowingly, voluntarily, and with full knowledge of its significance, and have not been coerced, threatened, or intimidated into signing this Agreement.
c.     You have 21 days from the Separation Date to consider this Agreement (although You may sign it at any time after the Separation Date, if You wish, in the exercise of Your sole discretion). You may accept this Agreement by signing and returning the signed copy so that it is received by the Company (c/o Diana C. Toman at the Company’s corporate headquarters located at 9900 W. 109th Street, Suite 100, Overland Park, Kansas 66210) via hand-delivery, certified mail, overnight express mail or e-mail (legal@compassminerals.com) within the 21-day period after the Separation Date.
d.    that further revisions or changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day consideration period.
e.    the Company advises You to consult with independent legal counsel regarding this Agreement.
f.    the Company advises You to consult with an independent financial advisor regarding the tax treatment of any payments or benefits under this Agreement.
g.    You may revoke this Agreement within 7 calendar days after You sign it by providing written revocation, during that time, to the Company (c/o Diana C. Toman at the Company’s corporate headquarters located at 9900 W. 109th Street, Suite 100, Overland Park, Kansas 66210) via hand-delivery, certified mail, overnight express mail or e-mail (legal@compassminerals.com) within the 7-day revocation period.
h.    this Agreement shall be effective and enforceable on the 8th calendar day following the date You execute it, provided You do not earlier revoke it (the “Effective Date”).
i.     You agree that You are not entitled for any reason, or under any other agreement with the Company or its Affiliates, to receive any consideration other than, or in addition to, that which You are receiving under the Employment Agreement and Separation Agreement.
j.    neither the Company nor its Affiliates has made any representations or warranties to You regarding this Agreement, including the tax treatment of any payments or benefits under this Agreement, and neither the Company nor its Affiliates shall be liable for any taxes, interest, penalties, or other amounts owed by You.
k.    You hereby represent to the Company that You are not a Medicare beneficiary, and no conditional payments have been made by Medicare to or on behalf of You, as of the date You executed this Agreement. You agree to indemnify, defend, and hold harmless the Company and its Affiliates from any Medicare-related claims, including but not limited to any liens, conditional payments, rights to payment, multiple damages, or attorneys’ fees.

6.    The Parties’ Additional Agreements and Acknowledgements. The Parties further agree and acknowledge:

a.    neither the existence of this Agreement nor anything in this Agreement shall constitute an admission of any liability on the part of You, the Company, or any of the Company’s Affiliates, the existence of which liability the Parties expressly deny.

b.    except as provided herein, this Agreement contains the entire agreement between You and the Company with respect to the matters contemplated hereby, and no modification or waiver of any provision of this Agreement will be valid unless in writing and signed by You and the Company.
c.    this Agreement shall be construed in accordance with the laws of the State of Kansas, the federal and state courts of which shall have exclusive jurisdiction over all actions related to this Agreement.
d.    this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same Agreement, and a signed copy of this Agreement delivered by facsimile, pdf, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original.
e.    neither of the Parties is relying on any representation not contained herein; the Parties shall be considered joint authors in the event of any dispute concerning this Agreement, and no provision shall be interpreted against any of the Parties because of alleged authorship; this Agreement shall not be strictly construed by or against You, the Company, or any of the Company’s Affiliates; and the Parties’ intent is that this Agreement shall be interpreted as reasonable and so as to enforce the Parties’ intent and to preserve this Agreement’s purpose.
f.    this Agreement is binding on, and inures to the benefit of, the Company’s successors and assigns and Your heirs, agents, executors, successors and assigns.

g.    that the Company may assign this Agreement, including but not limited to Your releases and waivers, Your additional agreements or prohibitions, and any other confidentiality or restrictive covenant obligations or agreements signed by You.

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SIGNATURE PAGE
I have fully and carefully read and considered this Agreement and acknowledge that I understand it. I am signing this Agreement voluntarily with full knowledge I am waiving my legal rights and that I will be bound by all agreements, representations, and acknowledgements set forth herein:

Date:
Fran Malecha

COMPASS MINERALS INTERNATIONAL, INC.

By:
	Name:	Diana C. Toman
	Title:	Senior Vice President, General Counsel and
Corporate Secretary